UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 7, 2010

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382

(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

Mintflower Place, 4th floor		HM 08
8 Par-La-Ville Rd, Hamilton, Bermuda

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

On April 7, 2010 Central European Media Enterprises Ltd. ("CME") completed the sale of CME's Studio 1+1 and Kino businesses (the "Studio 1+1 group") in Ukraine (the "Ukraine Sale") to Harley Trading Limited, a company beneficially owned by Mr. Igor Kolomoisky, for cash consideration of $300.0 million plus the reimbursement of $8.0 million of cash expenses the Studio 1+1 group incurred between signing and closing of the transaction.  The amount of consideration was agreed following an earlier agreement in July 2009 among CME, Mr. Kolomoisky and certain other parties (as reported on our Current Report on Form 8-K filed on July 2, 2009) pursuant to which Mr. Kolomoisky and certain of his affiliates would invest $100.0 million in cash and contribute the entities that own and operate the TET TV channel in Ukraine in exchange for a 49.0% ownership interest in CME's Ukrainian operations. Under that agreement, CME was granted a put right to sell its remaining interest in the combined business for $300.0 million. On January 20, 2010, CME entered into an agreement with respect to the Ukraine Sale, and in connection therewith this earlier agreement was terminated (as reported on our Current Report on Form 8-K filed on January 20, 2010). CME received an opinion from an independent, nationally recognized investment bank that the consideration for the Ukraine Sale was fair from a financial point of view. Management intends to apply the proceeds from the transaction towards the funding of the acquisition of the bTV group in Bulgaria. The acquisition of the bTV group is expected to close in late April 2010.

Mr. Kolomoisky is a member of the Board of Directors of CME and beneficially owns approximately 2.6% of the outstanding shares of CME.

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma financial information

The following unaudited pro forma condensed consolidated financial information reflects the disposal of CME's Studio 1+1 and Kino businesses in Ukraine. The Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the disposal as if it had occurred on December 31, 2009. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the years ended December 31, 2009, 2008 and 2007 give effect to the disposal as if it had occurred on January 1, 2007.

Such unaudited pro forma condensed consolidated financial information is based upon the historical consolidated financial statements and notes thereto of CME. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the audited historical financial statements of CME included in CME’s Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the Securities and Exchange Commission on February 24, 2010.

The pro forma adjustments are based upon currently available information and certain estimates and assumptions, and therefore the actual results may differ from the pro forma results. The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the disposal had been completed at the dates indicated. The information does not necessarily indicate the future operating results or financial position of CME.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet of CME for the year ended December 31, 2009 and the Unaudited Pro Forma Condensed Consolidated Statements of Operations of CME for the years ended December 31, 2009, 2008 and 2007 are attached hereto as Exhibit 99.1.

Forward-Looking and Cautionary Statements

This pro forma condensed consolidated financial information contains forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. CME undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transaction, and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma condensed consolidated financial information.

(d)      Exhibits

The following exhibit is furnished under Item 9.01 as part of this report:

99.1
Unaudited Pro Forma Condensed Consolidated Balance Sheet of CME for the year ended December 31, 2009 and the Unaudited Pro Forma Condensed Consolidated Statements of Operations of CME for the years ended December 31, 2009, 2008 and 2007.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Date: April 13, 2010	/s/ David Sturgeon
David Sturgeon
Deputy Chief Financial Officer